UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 8, 2013

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On May 8, 2013, Cash America International, Inc. (the “Company”) issued a press release announcing the pricing of its private placement of $300 million of its 5.75% Senior Notes due 2018 (the “Notes”) to certain qualified institutional buyers pursuant to Rule 144A and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured debt obligations of the Company. The Company intends to use a portion of the net proceeds from the Notes to repay existing indebtedness, including outstanding balances under its domestic and multi-currency line of credit, and the remaining net proceeds for general corporate purposes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The press release does not and will not constitute an offer to sell or the solicitation of any offer to buy the Notes or any other securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Dated May 8, 2013

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the anticipated regulation of providers of consumer financial products and services by the Consumer Financial Protection Bureau; public perception of the Company’s business, including its consumer loan business and its business practices; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; fluctuations, including a sustained decrease, in the price of gold or a deterioration in economic conditions; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company’s services and the continued acceptance of the online distribution channel by the Company’s online loan customers; the Company’s ability to attract and retain qualified executive officers; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; changes in competition; interest rate and foreign currency exchange rate fluctuations;

changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber attacks or fraudulent activity; compliance with laws and regulations applicable to international operations; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this Current Report on Form 8-K, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: May 8, 2013	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 8, 2013